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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Reebok International Ltd. of our report dated January 30, 1997 included in the 1996 Annual Report to Shareholders of Reebok International Ltd.

Our audits also included the financial statement schedule of Reebok International Ltd. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114, 33-32664, 33-62301 and 333-17955) and Form S-8
(File Nos. 33-6989, 33-15729, 33-53954, 33-14698, 33-15089, 33-32663, 33-54562,
33-53523, 33-53525 and 33-53537) and related prospectuses of our report dated January 30, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Reebok International Ltd.


                                  /S/ ERNST & YOUNG LLP


Boston, Massachusetts
March 24, 1997